                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  FORM 8-K/A-2

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     July 24, 1998
                                                  ----------------------

                           UNIFAB International, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Louisiana                               0-29416                 72-1382998
----------------------------     ----------------------     -------------------
(State or other jurisdiction     Commission file number       (IRS Employer
      of incorporation)                                     Identification No.)



5007 Port Road
New Iberia, LA                                                     70562
----------------------------------------                     -----------------
(Address of principal executive offices)                        (Zip Code)


                                 (318) 367-8291
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not applicable
--------------------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 7

On August 10, 1998, UNIFAB International, Inc. ("UNIFAB") filed a Form 8-K dated July 24, 1998 containing a description of the acquisition of Allen Tank, Inc. ("Allen Tank"). On October 6, 1998 UNIFAB filed Form 8-K/A-1 which amended and restated the disclosure in Item 2 and Item 7(a) and 7(b) of the Form 8-K dated July 24, 1998 to include the audited financial statements of Allen Tank and pro forma financial information. This Form 8-K/A-2 amends and restates Item 7(b) of that filing. Disclosed in the Basis of Presentation head note to the pro forma condensed combined financial statements are revenue and net income for Allen Tank for the period from December 28, 1997 to March 21, 1998, which amounts were properly excluded from the pro forma condensed combined financial statements. The Pro Forma Condensed Combined Statement of Income (Unaudited) for the Year Ended March 31, 1998 is amended and restated to give effect to the acquisition of the assets and business of Professional Industrial Maintenance, LLC on January 1, 1998.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           UNIFAB International, Inc.
                                   --------------------------------------------



Date    May 28, 1999               /s/        Peter J. Roman
     -------------------           --------------------------------------------
                                   Peter J. Roman
                                   Vice President and Chief Financial Officer
                                   (Principal Financial and Accounting Officer)

                           UNIFAB INTERNATIONAL, INC.

          PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

BASIS OF PRESENTATION

    The accompanying pro forma condensed combined balance sheet as of June 30, 1998 and the related pro forma condensed combined statements of income for the three months ended June 30, 1998 and for the year ended March 31, 1998 give effect to the July 24, 1998 acquisition Allen Tank, Inc. ("Allen Tank") under the pooling of interests method of accounting. With respect to the pro forma condensed combined statement of income for the year ended March 31, 1998, the pro forma presentation gives effect to the acquisition of the assets and business of Professional Industrial Maintenance, LLC ("PIM") on January 1, 1998 under the purchase method of accounting.

    The pro forma condensed combined balance sheet combines the unaudited June 30, 1998 condensed balance sheet of UNIFAB International, Inc. ("UNIFAB") with the June 11, 1998 unaudited balance sheet of Allen Tank. The pro forma condensed combined statement of income for the three months ended June 30, 1998 combines the unaudited results of operations of UNIFAB for that period with the unaudited results of operations of Allen Tank for the twelve week period from March 22, 1998 to June 13, 1998. The pro forma condensed combined statement of income for the year ended March 31, 1998 combines the audited results of operations of UNIFAB for the year ended March 31, 1998 (UNIFAB's fiscal year end) with the unaudited results of operations of PIM for the nine months ended December 31, 1997 and the audited results of operations of Allen Tank for the fifty-two week period ended December 27, 1997 (Allen Tank's fiscal year end). Revenue and net income for Allen Tank for the period from December 28, 1997 to March 21, 1998 were $9.0 million and $1.0 million, respectively, which were excluded from the pro forma condensed combined statements of income. The pro forma condensed combined financial statements are based on the historical financial statements of UNIFAB, PIM and Allen Tank, giving effect to the assumptions and adjustments in the accompanying notes to the pro forma condensed combined financial statements.

    The pro forma condensed combined financial statements have been prepared by UNIFAB's management and include such adjustments to reflect the pro forma financial results as if the Allen Tank acquisition had occurred as of June 30, 1998 for the pro forma balance sheet. The pro forma condensed combined statement of income for the three months ended June 30, 1998 assumes the Allen Tank acquisition was effected April 1, 1998. The pro forma condensed combined statement of income for the year ended March 31, 1998 assumes the Allen Tank and PIM acquisitions were effected April 1, 1997.

    The pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of UNIFAB, Allen Tank (which are included in the Form 8-K/A-1 filed on October 6, 1998), and PIM (which are included in the Form 8-K/A-1 filed on April 21, 1998). The pro forma financial statements may not be indicative of the results that would have occurred if the events described above had taken place on the dates indicated or which may be obtained in the future.

                           UNIFAB INTERNATIONAL, INC.

          PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)

                                               UNIFAB                   PIM            UNIFAB / PIM
                                         INTERNATIONAL, INC.       NINE MONTHS           PRO FORMA        UNIFAB / PIM
                                             YEAR ENDED                ENDED            ADJUSTMENTS         PRO FORMA
                                           MARCH 31, 1998        DECEMBER 31, 1997       (NOTE 3)            COMBINED
                                         -----------------      -------------------    -------------      -------------

Revenue...............................   $    68,563,987        $    11,862,147        $          --      $ 80,426,134
Cost of revenue.......................        57,789,474             10,083,842               19,628 (7)    67,892,944
                                         ---------------        ---------------        -------------      ------------
Gross profit..........................        10,774,513              1,778,305              (19,628)       12,533,190
General and administrative expense....         2,967,282              1,595,865              299,369 (8)     4,862,516
                                         ---------------        ---------------        -------------      ------------
Income from operations................         7,807,231                182,440             (318,997)        7,670,674

Other income (expense):
  Interest expense....................           (53,830)              (280,674)             179,370 (5)      (445,135)
                                                                                            (290,001)(6)
  Interest income.....................           521,534                     --             (106,334)(6)       415,200
                                         ---------------        ---------------        --------------     ------------
Income before income taxes............         8,274,935                (98,234)            (535,962)        7,640,739
Income tax provision..................         2,896,228                     --             (225,773)(9)     2,640,455
                                         ---------------        ---------------        --------------     ------------
Net income............................   $     5,378,707        $       (98,234)       $    (310,189)     $  4,970,284
                                         ===============        ================       ==============     ============
Basic and diluted earnings per share..

Diluted earnings per share adjusted
  weighted average shares.............


                                          ALLEN TANK, INC.
                                            FIFTY-TWO WEEK       PRO FORMA
                                             PERIOD ENDED       ADJUSTMENTS      PRO FORMA
                                          DECEMBER 27, 1997      (NOTE 2)        COMBINED
                                          -----------------   ---------------  ------------

Revenue...............................     $    40,606,312    $          --    $ 121,032,446
Cost of revenue.......................          33,987,731               --      101,880,675
                                           ---------------    -------------    -------------
Gross profit..........................           6,618,581               --       19,151,771
General and administrative expense....           3,839,637               --        8,702,153
                                           ---------------    -------------    -------------
Income from operations................           2,778,944               --       10,449,618

Other income (expense):
  Interest expense....................          (1,005,018)         (76,000)(1)   (1,526,153)

  Interest income.....................              67,427               --          482,627
                                           ---------------    -------------    -------------
Income before income taxes............           1,841,353          (76,000)       9,406,092
Income tax provision..................                  --          495,520(3)     3,165,975
                                           ---------------    -------------    -------------
Net income............................     $     1,841,353    $    (571,520)   $   6,240,117
                                           ===============    =============-   =============
Basic and diluted earnings per share..                                         $        1.22
                                                                               =============
Diluted earnings per share adjusted
  weighted average shares.............                                             5,133,639
                                                                               =============



                 See accompanying notes to pro forma condensed
                   combined financial statements (unaudited).

                           UNIFAB INTERNATIONAL, INC.

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1. BASIS OF PRESENTATION

    The accompanying pro forma condensed combined balance sheet as of June 30, 1998 and the related pro forma condensed combined statements of income for the three months ended June 30, 1998 and for the year ended March 31, 1998 give effect to the July 24, 1998 acquisition Allen Tank, Inc. ("Allen Tank") under the pooling of interests method of accounting. With respect to the pro forma condensed combined statement of income for the year ended March 31, 1998, the pro forma presentation gives effect to the acquisition of the assets and business of Professional Industrial Maintenance, LLC ("PIM") on January 1, 1998 under the purchase method of accounting.

    The pro forma condensed combined balance sheet combines the unaudited June 30, 1998 condensed balance sheet of UNIFAB International, Inc. ("UNIFAB") with the June 11, 1998 unaudited balance sheet of Allen Tank. The pro forma condensed combined statement of income for the three months ended June 30, 1998 combines the unaudited results of operations of UNIFAB for that period with the unaudited results of operations of Allen Tank for the twelve week period from March 22, 1998 to June 13, 1998. The pro forma condensed combined statement of income for the year ended March 31, 1998 combines the audited results of operations of UNIFAB for the year ended March 31, 1998 (UNIFAB's fiscal year end) with the unaudited results of operations of PIM for the nine months ended December 31, 1997 and the audited results of operations of Allen Tank for the fifty-two week period ended December 27, 1997 (Allen Tank's fiscal year end). Revenue and net income for Allen Tank for the period from December 28, 1997 to March 21, 1998 were $9.0 million and $1.0 million, respectively. The results for this period were excluded from the pro forma condensed combined statements of income. The pro forma condensed combined financial statements are based on the historical financial statements of UNIFAB, PIM and Allen Tank, giving effect to the assumptions and adjustments in the accompanying notes to the pro forma condensed combined financial statements.

NOTE 2. ACQUISITION OF ALLEN TANK, INC.

         On June 24, 1998 UNIFAB acquired Allen Tank for 819,000 shares of UNIFAB common stock, $400,000 in cash and notes of $800,000 from Vincent J. Cuevas, Walter L. Hampton, William A. Hines, Allen C. Porter, Jr. and Joseph G. Weisberger (the "Allen Tank Shareholders"). Allen Tank, located in New Iberia, Louisiana on property near UNIFAB's Port of Iberia facilities, designs and manufactures specialized process systems, such as oil and gas separation systems, gas dehydration and treatment systems, and oil dehydration and desalting systems, and other production equipment related to the development and production of oil and gas reserves. Allen Tank also provides a full complement of engineering and field commissioning services related to production systems.

    The pro forma adjustments to record the acquisition of Allen Tank are as follows:

     (1) To give effect to the issuance of 819,000 shares of UNIFAB International, Inc. Common Stock, $400,000 in cash and $800,000 notes in exchange for 1,000 shares of Allen Tank Stock. The cash paid and note results in a reduction of cash of $400,000, an increase of $400,000 notes payable, an increase of $400,000 other noncurrent liabilities and a reduction of equity of $1,200,000.

     (2) To conform accounting policies regarding executive bonuses which have been accrued annually in Allen Tank historical financial statements but are accrued quarterly by UNIFAB. To conform Allen Tank's historical amounts to UNIFAB's policy, general and administrative expenses have been increased by $141,800 for the three-month period ended June 30, 1998. Income tax expense has been decreased by $49,645 for the three-month period ended June 30, 1998, to reflect the tax effect of the adjustment.

     (3) Allen Tank operated as an S Corporation prior to the acquisition. As a result of the acquisition, the S Corporation status terminated and the undistributed earnings of Allen Tank will be treated as a distribution to the shareholders and concurrent contribution of capital to the combined entity. Prior to the acquisition Allen Tank agreed to distribute to its shareholders on or before April 1, 1999 an amount approximately equal to the taxes payable by the shareholders with respect to such earnings. Additionally, to reflect the effect of the termination of the S Corporation status as if Allen Tank had been a C Corporation, tax expense has been increased $522,120 for the year ended March 31, 1998, and $436,258 for the three-month period ended June 30, 1998. The deferred income tax asset and liability accounts have been increased at June 30, 1998 by $220,235 and $742,355, respectively, as a result of the S Corporation status termination.

     (4) No provision has been reflected in the unaudited pro forma condensed combined financial information for direct expenses related to the Merger, which are expected to approximate $500,000.

NOTE 2. ACQUISITION OF PIM

         Effective January 1, 1998, UNIFAB International, Inc. ("UNIFAB") acquired the assets and business of Professional Industrial Maintenance, LLC ("PIM"). The purchase price was $6.0 million ($4.8 million in cash and $500,000 in shares of UNIFAB common stock at closing and $337,000 per year for two years payable in shares of UNIFAB common stock). In addition to the purchase price, UNIFAB paid approximately $30,000 of direct expenses. The acquisition cost exceeds the book value of assets acquired and liabilities assumed by $6.8 million. The purchase price was allocated to acquired assets and liabilities based on their estimated fair values.

         The pro forma adjustments to record the acquisition of the PIM assets and business are as follows:

     (5) To record the adjustment to interest expense to reflect the retirement of the outstanding debt on PIM's line of credit and a certain note payable as of the beginning of the period.

     (6) To record the adjustment to interest income or expense for cash used on the acquisition as of the beginning of the period.

     (7) To record additional depreciation expense on the new basis of property and equipment acquired in the acquisition.

     (8) To record amortization of cost in excess of net assets acquired of $6.8 million in the acquisition as of the beginning of the period. The amortization period is 17 years.

     (9) To record the income tax provision related to the pro forma adjustments and PIM's operating results for the period using UNIFAB's effective tax rate. Prior to this acquisition, PIM was a limited liability company and had elected to be taxed as a partnership. Under this election, taxable income or loss is the responsibility of the individual owners and is, therefore included in their tax returns.

NOTE 4. PRO FORMA NET INCOME PER SHARE

         Pro forma net income per share is calculated by dividing the pro forma net income for the period by the adjusted weighted average shares outstanding for the period, which gives effect to the shares issued in the acquisitions described in Note 2 and Note 3, above, as if the shares were issued at the beginning of the period.